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                                                                 Exhibit 4(l)(i)

                      FORM OF JUNIOR SUBORDINATED DEBENTURE

     IF THE DEBENTURE IS TO BE A GLOBAL DEBENTURE, INSERT - [This Debenture is a Global Debenture within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Debenture is exchangeable for Debentures registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Debenture (other than a transfer of this Debenture as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in limited circumstances.

     Unless this Debenture is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any Debenture issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

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Certificate No.
               --

                        NEW YORK COMMUNITY BANCORP, INC.

                % JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURE
              --

                                     DUE
                                         --

$                                                                       CUSIP#
 --                                                                           --

     NEW YORK COMMUNITY BANCORP, INC., a Delaware corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter
referred to), for value received, hereby promises to pay to   , as Institutional
                                                            --
Trustee of New York Community Capital Trust    under that certain Amended and
                                           --
Restated Declaration of Trust dated as of   , 2002, or registered assigns, the
                                          --
principal sum of [__] ($  ) on   ,   , (the "Stated Maturity"), and to pay
                        --     --  --
interest on said principal sum from   , 2002, or from the most recent interest
                                    --
payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth
herein) in arrears on   ,   ,    and    of each year commencing   ,   , at the
                      --  --  --     --                         --  --
rate of   % per annum (the "Coupon Rate") until the principal hereof shall have
        --
become due and payable, and on any overdue principal and premium, and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum compounded quarterly. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months and, except as provided in the following sentences, the amount of interest payable for any period shorter than a full quarterly period for which interest is computed, will be computed on the basis of the actual number of days elapsed per calendar month (but not to exceed 30 days in any month). In the event that any date on which interest is payable on this Debenture is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment otherwise would have been payable. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Debenture (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the relevant record dates, which will be, as long as this Debenture remains in book-entry form, one Business Day prior to the relevant Interest Payment Date and, in the event this Debenture is not in book-entry form, the 15th day of the month in which the relevant Interest Payment Date occurs. Payments of interest may be deferred by the Company pursuant to the provisions of Article IV of the First Supplemental Indenture to the Indenture (as defined herein). Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such regular record date and may be paid to the Person in whose name this Debenture (or one or more

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Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders of this series of Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of (and premium, if any) and the interest on this Debenture shall be payable at the office or agency of the Trustee maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at such address as shall appear in the Security Register. Notwithstanding the foregoing, so long as the Holder of this Debenture is the Institutional Trustee, the payment of the principal of (and premium, if any) and interest on this Debenture will be made at such place and to such account as may be designated by the Institutional Trustee.

     The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness (as defined in the Indenture) and this Debenture is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

     This Debenture shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

     THIS DEBENTURE IS NOT A SAVINGS OR DEPOSIT ACCOUNT OR OTHER OBLIGATION OF A BANK AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

     The provisions of this Debenture are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

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     IN WITNESS WHEREOF, the Company has caused this instrument to be executed.

                                              NEW YORK COMMUNITY BANCORP, INC.


                                              By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

Attest:


By:
   --------------------------------------
   Name:
   Title:

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                     (FORM OF CERTIFICATE OF AUTHENTICATION)

                          CERTIFICATE OF AUTHENTICATION

Dated: [__________]

     This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

WILMINGTON TRUST COMPANY

as Trustee


By:
   ---------------------------------------

            Authorized  Officer

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                         (FORM OF REVERSE OF DEBENTURE)

     This Debenture is one of a duly authorized series of Debentures of the Company (herein sometimes referred to as the "Debentures"), specified in the Indenture, all issued or to be issued in one or more series under and pursuant
to an Indenture dated as of   , 2002, duly executed and delivered between the
                            --
Company and   , as trustee (the "Trustee"), as supplemented by the First
            --
Supplemental Indenture dated as of   , 2002 between the Company and the Trustee
                                   --
(the Indenture as so supplemented, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Debentures. By the terms of the Indenture, the Debentures are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture. This series of Debentures is limited in aggregate principal amount as specified in said First Supplemental Indenture.

     The Debenture is redeemable by the Company (i) in whole but not in part at
any time prior to   ,    upon the occurrence and continuation of a Special Event
                  --  --
(as defined in the Indenture) or (ii) in whole or in part on or after   ,   .
                                                                      --  --
Any redemption pursuant to this paragraph will be made upon not less than 30 days nor more than 60 days notice, at a redemption price equal to 100% of the principal amount plus any accrued but unpaid interest thereon (including Additional Interest and Compound Interest, if any) to the date of such redemption (the "Prepayment Price"). The Prepayment Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or at such earlier time as the Company determines. If the Debentures are only partially redeemed by the Company pursuant to an Optional Redemption, the Debentures will be redeemed pro rata or by lot or by any other method utilized by the Trustee (in integral multiples of $1,000); provided that if, at the time of redemption, the Debentures are registered as a Global Debenture, the Depositary shall determine the principal amount of such Debentures held by each Debenture holder to be redeemed in accordance with its procedures.

     In the event of redemption of this Debenture in part only, a new Debenture or Debentures of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

     In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Debentures of each series affected at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Debentures; provided, however, that no

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such supplemental indenture shall (i) extend the fixed maturity of any
Debentures of any series, or reduce the principal amount thereof or any premium thereon, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof or make the principal thereon or any interest or premium thereon payable in any coin or currency other than that provided in this Debenture, or impair or affect the right of any Holder of a Debenture to institute suit for payment thereof or the right of repayment, if any, at the option of the Holder, without the consent of the Holder of each Debenture so affected, or (ii) reduce the aforesaid percentage of Debentures, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of each Debenture then outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Debentures of any series at the time outstanding affected thereby, on behalf of all of the Holders of the Debentures of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any of the Debentures of such series. Any such consent or waiver by the registered Holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Debenture and of any Debenture issued in exchange hereof or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Debenture.

     No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Debenture at the time and place and at the rate and in the money herein prescribed.

     The Company shall have the right at any time during the term of the Debentures and from time to time to extend the interest payment period of such Debentures for up to 20 consecutive quarters (an "Extended Interest Payment Period"), at the end of which period the Company shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Debentures to the extent that payment of such interest is enforceable under applicable law); provided that no Extended Interest Payment Period may last beyond the Stated Maturity of the Debentures. Before the termination of any such Extended Interest Payment Period, the Company may further extend such Extended Interest Payment Period, provided that such Extended Interest Payment Period together with all such further extensions thereof shall not exceed 20 consecutive quarters or last beyond the Stated Maturity date of the Debentures. At the termination of any such Extended Interest Payment Period and upon the payment of all accrued and unpaid interest, including any Additional Interest and Compound Interest, the Company may commence a new Extended Interest Payment Period.

     As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is transferable by the registered Holder hereof on the Security Register, upon surrender of this Debenture for registration of transfer at the office or agency of the Trustee in the City and State of New York, accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

     Prior to due presentment for registration of transfer of this Debenture, the Company, the Trustee, any paying agent, any transfer agent and any security registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than a security registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and none of the Company, the Trustee, any paying agent, any transfer agent or any security registrar shall be affected by any notice to the contrary.

     No recourse shall be had for the payment of the principal of or the interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

     The Debentures of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations herein and therein set forth, Debentures of this series so issued are exchangeable for a like aggregate principal amount of Debentures of this series of a different authorized denomination, as requested by the Holder surrendering the same.

     All terms used in this Debenture that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     This Debenture shall be governed by the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

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                              (FORM OF ASSIGNMENT)

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Debenture Certificate to:

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--------------------------------------------------------------------------------

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(Insert assignee's social security or tax identification number)

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(Insert address and zip code of assignee)

and irrevocably appoints

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agent to transfer this Debenture Certificate on the books of the Company. The agent may substitute another to act for him or her.

Date:
      --------------------

Signature:
           ------------------------------

     (Sign exactly as your name appears on the other side of this Debenture
                                  Certificate)